Exhibit 99.1

March 26, 2012

Mr. Jeffry E. Sterba

2101 Market Street, Number 3706

Philadelphia, PA 19103

Re:	Amended Employment Letter Agreement

Dear Jeff:

On behalf of American Water Works Company, Inc. (the “Company”) and its Board of Directors, we are delighted to provide you with this new employment letter agreement (this “Agreement”) which will provide for your continued role as President, Chief Executive Officer, and member of the Board of Directors of the Company. As President and Chief Executive Officer of the Company, you shall have the authority to control the day-to-day operations of the Company and its corporate strategy, subject to the Company’s Bylaws and Delegation of Authority and to the directions and decisions of the Company’s Board of Directors. The following are the terms and conditions of your continued employment as the Company’s President and Chief Executive Officer:

1.	Annual Base Salary. Effective with the pay period beginning March 19, 2012, your annual base salary will be increased to $750,000, payable in accordance with the Company’s normal payroll practices.

2.	Annual Incentive Plan. You will continue to participate in the Company’s Annual Incentive Plan (“AIP”). Your target award under the AIP is 100% of your annual base salary. Under the terms of the AIP, your actual award payout will be dependent on both (i) your individual performance which may result in an award payout above or below your target award and (ii) the application of the Company’s Corporate Multiplier (which may range from 0 to 150%) to your individual award. The Board of Directors will establish each performance year a set of mutually agreed upon AIP goals and objectives for you as President and CEO and anticipates doing so for 2012 at its meeting held on Friday, March 23, 2012 that will be reflected in the minutes of the meeting. You shall be eligible for a prorata award if you become disabled, die, are involuntarily terminated by the Company other than for Cause (as defined below) or terminate for Good Reason (as defined below) during any calendar year based on the portion of the year prior to the date you cease to be employed. Further, if you cease to be employed during a calendar year for any of the reasons specified in the immediately preceding sentence or you cease to be employed for any reason (other than a termination for Cause) after the end of a calendar year, your AIP award, if any, shall be paid in March of the year following the year in which it accrued as if your employment had continued through the date of such payment.

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3.	Initial Stock Option Grant. With regard to the 7-year stock options to purchase 25,000 shares of the common stock of the Company granted to you on August 15, 2010, in the event of the termination of your employment by the Company without “Cause” (as hereinafter defined) before these options become fully vested or exercised by you or in the event you terminate your employment for “Good Reason” (as hereinafter defined) before these options become fully vested or exercised by you, you will be fully vested in these options. In addition, except if your employment is terminated by the Company for “Cause,” you or your legal representatives will be entitled to exercise all of such options that are vested for a period of two (2) years after the date of such termination of employment (but not later than the end of the original seven year term).

4.	Long Term Incentive Plan.

(a)	You will continue to be eligible to participate in the Company’s Long Term Incentive Plan (“LTIP”).

(b)	Effective for the years 2012, 2013 and 2014, your target payout under the LTIP will be increased to 250% of your annual base salary, and for 2012 it shall be based on your base salary as increased in accordance with Section 1 hereof (i.e., your total LTIP grant for 2012 will have a value of $1,875,000, which is 250% of $750,000). In addition to the LTIP grant that you have already received for 2012, you will receive an additional LTIP grant within ten (10) days after the date of this Agreement to bring the total value of all 2012 LTIP grants (based on the values when made) up to the new level of your LTIP target payout, with the value of such additional LTIP grant determined as of the date of grant and with it being made in the same proportions and on the same terms as the LTIP grant that you have already received for 2012.

(c)	With respect to options that form part of your annual LTIP grants for the years 2012 to 2014, inclusive, the following provisions shall apply:

(i)	All options granted to you in 2012 under the LTIP will vest in equal one-third installments on January 1, 2013, January 1, 2014 and January 1, 2015, provided that you are employed by the Company on those dates.

(ii)	All options granted to you in 2013 under the LTIP will provide that one-half will vest on January 1, 2014, and balance will vest on January 1, 2015, provided that you are employed by the Company on those dates.

(iii)	All options granted to you in 2014 under the LTIP will provide that they will vest on January 1, 2015, provided that you are employed by the Company on that date.

Notwithstanding the foregoing, to the extent your employment is terminated by you for Good Reason, by the Company without Cause, or in the event of your death or disability, all of the outstanding options granted to you prior to any such termination or your death or disability shall become immediately vested.

With respect to options that have vested but have not been exercised at the time of your termination of employment for any reason other than for “Cause” (as hereinafter defined), you or your legal representatives will be entitled to a period of two years after any such termination of employment (but no longer than the term of such options) to exercise such options.

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(d)	With respect to performance stock units (“PSUs”) that form part of your LTIP grants for the years 2012 to 2014, inclusive, the following provisions shall apply:

(i)	The 2012 grants to you of PSUs will vest in equal one-third installments on January 1, 2013, January 1, 2014, and January 1, 2015, provided that you are employed by the Company on those dates, with the performance period being the three (3) year period ending December 31, 2014, and payment on account thereof will be made between January 1, 2015 and March 15, 2015.

(ii)	The 2013 grants to you of PSUs will provide that one-half will vest on January 1, 2014, and the balance will vest on January 1, 2015, assuming that you are employed by the Company on those dates, with the performance period being the three (3) year period ending December 31, 2015, and payment on account thereof will be made between January 1, 2016 and March 15, 2016.

(iii)	The 2014 grants to you of PSUs will provide that they will be fully vested on January 1, 2015, assuming that you are employed by the Company on that date, with the performance period being the three (3) year period ending December 31, 2016, and payment on account thereof will be made between January 1, 2017 and March 15, 2017.

Notwithstanding the foregoing, to the extent your employment is terminated by you for Good Reason, by the Company without Cause, or in the event of your death or disability, all of the outstanding PSUs granted to you prior to any such termination or your death or disability shall be immediately vested, subject to the determination of your entitlement at the end of the applicable performance period described above.

(e)	LTIP grants for 2015 and thereafter will be governed by the terms and conditions of the LTIP, subject to any contractual arrangement entered into in the future between the Company and you.

(f)	Notwithstanding the foregoing, to the extent the terms of the LTIP and related grants provide more favorable vesting provisions to you than those set forth above, the vesting provisions under the terms of the LTIP and such grants shall control.

(g)	Notwithstanding anything else in this Section 4 to the contrary, if your employment with the Company is terminated for Cause, your rights with respect to options and PSUs granted to you before such departure shall be determined by the terms and conditions of the LTIP and such grants and not the provisions of this Section 4.

5.	Terms of AIP and LTIP. While there is not currently underway any effort to revise the AIP and LTIP, it is understood that during the term of your employment such plans may be amended by the Board of Directors, and as a result the terms of your participation in such plans may vary from that described herein, provided that any such changes do not materially impair any rights or obligations under any Grant previously made to you or otherwise reduce any benefits accrued as of such date.

6.	Executive Severance Policy.

(a)

If the Company terminates your employment other than for Cause, or if you terminate employment for Good Reason, as such terms are defined below, and notwithstanding and in lieu of the terms and conditions of the Company’s Executive Severance Policy relating

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to base salary continuation, you will be entitled to receive severance equal to eighteen (18) months’ base pay then in effect, payable in substantially equal installments over the eighteen (18) month period following your separation from service, as follows, except to the extent delay is required as described under Section 12 below: the first payment, which will cover the first sixty (60) days after your separation from service, will be paid to you in a lump sum cash payment on the Company’s first payroll date that occurs after the sixtieth (60th) day following your termination date, and the remaining months of severance will be paid to you in accordance with the Company’s normal payroll practices following such sixtieth (60th) day for the remainder of the applicable eighteen (18) month period.

(b)	In addition, if the Company terminates your employment other than for Cause or if you terminate your employment for Good Reason, you shall be entitled to receive continued health, dental and vision coverage in accordance with the terms of the Company’s Executive Severance Policy. To the extent that any such coverages are self-funded by the Company, the value of any Company-paid premiums for such coverages shall be reported as taxable income to you on your IRS Form W-2, but only to the extent necessary to avoid such coverage being treated as discriminatory under Section 105(h) of the Code.

(c)	For purposes hereof, the term “Good Reason” shall mean any of the following events occurring without your prior written consent:

(i)	You cease to be the Chief Executive Officer other than in connection with the appointment by the Board of Directors of the Company during 2014 or thereafter of a new Chief Executive Officer of the Company;

(ii)	You cease to be a member of the Board of Directors of the Company;

(iii)	Any material breach by the Company of any of the terms and conditions of this Agreement;

(iv)	You are required to relocate your office to a location more than fifty (50) miles from its current location in Voorhees, New Jersey;

(v)	Your duties as Chief Executive Officer of the Company are diminished or altered in any way to your material detriment other than in connection with the appointment during 2014 or thereafter of a new Chief Executive Officer of the Company; or

(vi)	Your compensation or benefits, whether pursuant to this Agreement or under any existing or future plan, benefit or policy provided to you or the Company’s executive officers generally, are diminished or altered in any way to your material detriment.

Provided, however, before you can terminate your employment for “Good Reason” under clauses (iii), (iv), (v) or (vi) above, you must give to the Board of Directors of the Company written notice of the circumstances which would constitute “Good Reason” within ninety (90) days after the occurrence of such circumstance and such circumstance continues for a period of thirty (30) days after the giving of such notice without being cured or eliminated; and provided, further, that in the case of a right to terminate your employment for Good Reason under clauses (i) and (ii) above, you must give notice of your exercise of such right within ninety (90) days after the occurrence of an event described in clauses (i) and (ii) above.

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(d)	For purposes of this Agreement or of any plan, policy, program or agreement of the Company to the extent applicable to you, the term “Cause” shall mean you have:

(A) materially breached this Agreement; (B) been convicted of, or pleaded guilty or nolo contendere to a charge of, fraud, embezzlement, theft, or other felony; (C) except as required by order of a court of competent jurisdiction, disclosed material trade secrets or confidential information of the Company to persons not entitled to receive such information; or (D) breached any written noncompetition or nonsolicitation agreement between you and the Company;

provided, however, before you can be terminated for “Cause” under such definition, the Board of Directors shall have given you prior written notice of the circumstance(s) which would constitute “Cause” under such definition, such conduct if curable has continued for a thirty (30) day period after the giving of such notice, you shall have been given the opportunity with your own counsel, to meet with the Board of Directors of the Company and following such meeting and such cure period, if applicable, the Board of Directors of the Company, at a duly convened and held meeting of the Board, shall determine that the Company has grounds to effect your termination for “Cause.”

7.	Benefits. You will be eligible to participate in the Company’s comprehensive benefits package, which currently includes, without limitation, medical, dental, vision, life and accidental death and dismemberment insurance and short-term and long-term disability insurance, as in effect from time to time for the Company’s senior management.

8.	Retirement and Deferred Compensation Plans. You will be eligible to participate in the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Deferred Compensation Plan pursuant to the terms of those Plans as in effect from time to time provided that no amendment to any such plan shall reduce your accrued benefits to the date of such amendment.

9.	Outside Activities.

(a)	The Board of Directors of the Company understands that you may want to become a member of the board of directors of one “for-profit” company during the term of your employment with the Company; and, subject to the approval by the Board of Directors of the Company as to the identity of the company in question, which approval shall not be unreasonably withheld or delayed, such membership is acceptable. Except as permitted in the immediately preceding sentence, you will not engage in any business activity or serve on the board of directors or advisory committee of any for-profit corporation, partnership, limited liability company or other form of business or entity without the prior approval of the Board of Directors of the Company.

(b)	The Board of Directors of the Company understands that during your term of employment with the Company you will be involved in one or more non-profit organizations and/or associations which may relate to the Company’s strategy or regulated industries.

10.	Vacation. You are entitled to five (5) weeks of vacation each year which must be used in accordance with the Company’s vacation policy.

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11.	Expenses; Indemnification.

(a)	The Company shall pay or reimburse you for all costs and expenses (“Costs and Expenses”), including, without limitation, court costs and reasonable and necessary attorneys’ fees, incurred by you as a result of any claim, action or proceeding (including, without limitation, a claim, action or proceeding by you against the Company) arising out of the enforcement of, claim for damages under, or challenging the validity or enforceability of, this Agreement or any provision hereof (a “Claim”). The Company shall pay or reimburse you for all Costs and Expenses incurred by you in connection with the litigation of any Claim.

(b)	The Company shall pay or reimburse all reasonable business expenses related to your employment promptly (and within 30 days) after you have submitted supporting documentation (even if under Code Section 409A the reimbursement could be delayed beyond the end of such 30 day period). In no event, however, will: (i) such Costs and Expenses or other reimbursements be paid or reimbursed later than the end of the year immediately following the year in which such Costs and Expenses are incurred, (ii) the right to reimbursement be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement during a particular year affect the amount eligible for reimbursement in any other year.

(c)	The Company shall take no action that would diminish your right to indemnification under the Company’s bylaws as they exist at the present time.

12.	Section 409A of the Internal Revenue Code.

(a)	Notwithstanding any other provisions hereof, this Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and this Agreement shall be interpreted to avoid any taxes, interest, penalty or other sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. All payments to be made upon a termination of employment under this Agreement that are deferred compensation may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement (including each payment in a series of installments) shall be treated as a separate payment. To the extent an amount subject to Section 409A of the Code is payable during a specified period, in no event may you, directly or indirectly, designate the calendar year of payment.

(b)

To the maximum extent permitted under Section 409A of the Code, the severance benefits payable under this Agreement are intended to comply with the “short-term deferral exception” under Treas. Reg. §1.409A-1(b)(4), and any remaining amount is intended to comply with the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii); provided, however, any amount payable to you during the six (6) month period following your date of separation from service that does not qualify within either of the foregoing exceptions and constitutes deferred compensation subject to the requirements of Section 409A of the Code shall hereinafter be referred to as the “Excess Amount.” If at the time of your separation from service, you are a “specified employee” (as defined in Section 409A of the Code and determined in the sole discretion of the Company), then the Company shall postpone the commencement of the payment of the

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portion of the Excess Amount that is payable within the six (6) month period following your separation from service with the Company (or any successor thereto) for six (6) months following your termination date with the Company (or any successor thereto). The delayed Excess Amount shall be paid in a lump sum to you on the first payroll date following the date that is six (6) months following your separation from service with the Company (or any successor thereto). If you die during such six (6) month period and prior to the payment of the portion of the Excess Amount that is required to be delayed on account of Section 409A of the Code, such Excess Amount shall be paid to the personal representative of your estate on the first payroll date following our death. All other payments shall be paid when otherwise scheduled.

(c)	The Company warrants and represents to you that all payments made to you under this Agreement or under any of the Company’s plans, policies or programs, now in effect or hereafter adopted, and as they may be amended from time to time, will be in full compliance with Section 409A of the Code and will not subject you to the payment of any additional tax, interest, excise or penalty tax in respect of such payments.

13.	Prior Employment Agreement. This Agreement supersedes and replaces in its entirety that certain letter agreement between us dated as of August 15, 2010, as amended by letter agreement dated September 24, 2010.

Except and so far as you and the Company agree otherwise in writing, your employment with the Company shall remain at-will, which means that your employment with the Company may be terminated by you or the Company at any time, with or without Cause.

Please signify your agreement with the foregoing terms of your continued employment by returning to my attention the original of this Agreement.

Sincerely yours,

/s/ George MacKenzie
Chairman of the Board

AGREED:

/s/ Jeffry E. Sterba
Jeffry E. Sterba